SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 24, 2000
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                          AMERICAN QUANTUM CYCLES, INC.
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             (Exact name of registrant as specified in its charter)



         Florida                       000-24083                 59-2651232
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(State or other jurisdiction         (Commission File        (IRS Employer
 or incorporation)                    Number)                Identification No.)



                  731 Washburn Road, Melbourne, Florida, 33434
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code    (407) 752-0008
                                                   -------------------


          (Former name or former address, if changed since last report)


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                  ITEM 5.    OTHER ITEMS

         Effective August 24, 2000, a wholly-owned subsidiary of American Quantum Cycles, Inc. ("American Quantum") merged with American Motorcycle Company ("American Motorcycle") pursuant to an agreement (the "Merger Agreement") among American Quantum, American Motorcycle and the shareholders of American Motorcycle. Under the terms of the Agreement, American Quantum Cycles issued 500,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock"). Subject to the voting limitations (the "Voting Limitations) and the purchase price adjustments (the "Purchase Price Adjustments") defined below, each share of Preferred Stock will have 38.39 votes and be convertible into
38.39 common shares of American Quantum Cycles.

         The Preferred Stock will be ultimately convertible into 50% of the aggregate issued and outstanding common shares of American Quantum Cycles on a fully diluted basis, subject to the Purchase Price Adjustments as set forth in the Agreement and as otherwise described herein. Prior to conversion, the Preferred Stock will, in all cases, have at least 50% of the aggregate votes attributable to the Preferred Stock and the common shares of American Quantum, with anti-dilution provisions in effect until such time as all necessary shareholder and regulatory approvals have been obtained to, among other matters, increase the authorized capital of American Quantum to permit the conversion of the Preferred Stock into shares of the American Quantum's common stock. Notwithstanding the foregoing, until the shareholders of American Quantum have approved the issuance of the Preferred Stock, the shareholders of American Motorcycle Company may not collectively vote in excess of 19.99% of the Preferred Stock in any matter submitted to the shareholders of American Quantum Cycles.

         The number of shares of Preferred Stock ultimately issued by American Quantum pursuant to the Merger Agreement is subject to adjustment (the "Purchase Price Adjustment"). The Purchase Price Adjustment will be calculated from time to time based upon three criteria: First, in the event that American Quantum's Value, as such term is defined in the Merger Agreement, is determined to be adversely incorrect for an amount of at least $100,000, in the aggregate, additional Preferred Stock shall be issued equal to the shareholders of American Motorcycle. For purposes of this Purchase Price Adjustment, the Preferred Stock shall be issued at the rate of $42.16 per share of Stock with the same provisions of the Preferred Stock issued for the purchase price as set forth in the Merger Agreement. Second, in the event that American Motorcycle's Value, as such term is defined in the Merger Agreement, is determined to be adversely incorrect for an amount of at least $100,000, in the aggregate, the shareholders of American Motorcycle will return shares of Preferred Stock to the American Quantum treasury at the rate of $42.16 per share of Preferred Stock. Third, at the time the Merger Agreement was closed, American Motorcycle had identified certain companies and/or assets related to the business of American Quantum that were candidates for acquisition (the "Acquisition Candidates"). American Motorcycle had commenced negotiations with some of the Acquisition Candidates and has some agreements (the "Acquisition Agreements") in various stages of negotiation to acquire the Acquisition Candidates including, without limitation, Acquisition Agreements for motorcycle manufacturing, motorcycle engine, and motorcycle parts supply companies and/or assets. The Purchase Price Adjustment in connection with the Acquisition Agreements is equal to the equity portion of the acquisition agreements actually adopted by American Quantum. American Quantum may reject any or all of the acquisition agreement for Acquisition Candidates with no adverse effect.

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         At a meeting of the Board of Directors of American Quantum held on
September 25, 2000, the Board reviewed certain of the Acquisition Candidates. One such Acquisition Candidate is the assets comprising a partially developed, proprietary motorcycle engine. Also among the Acquisition Candidates are a motorcycle manufacturing company with a motorcycle assembly plant, and a motorcycle parts manufacturing company. No final determinations were made, however, the Board authorized management to pursue certain of the Acquisition Candidates using Series "B" preferred stock as contemplated in the merger agreement for the Acquisition Candidates. We cannot assure that any or all of the Acquisition Agreements will be adopted by American Quantum.

         Shareholders of American Motorcycle have appointed Murray Smith as their proxy and authorized attorney to vote all of the Preferred Stock issued pursuant to the Agreement at any meeting of shareholders to approve any matters contemplated by the Agreement, and any financing related thereto.

         At any time for a period of two years after the effective date of the conversion of the Preferred Stock, the holders of 33 1/3% of the then outstanding shares of common stock issued upon conversion of the Preferred Stock may request registration of all or any part of their common stock, but in no case less than 100,000 of such shares. The holders of common stock are entitled to request an aggregate of three (3) demand registration statements on Form S-1 and unlimited registrations on Form S-3. American Quantum will bear the entire cost of any such registration statement.

         In connection with the Agreement, three of the current six directors of American Quantum shall resign. Murray Smith, Dan Almagor, and Richard Block were appointed as directors to replace the resigning directors of American Quantum.Richard Hagen, Barbara Conner, and A. J. Foyt continue as directors.

         In the event that (i) the Preferred Stock is deemed not to be validly authorized, allotted, issued, outstanding, fully paid and non-assessable, with all rights and attributes as set forth in the Agreement or (ii) the Agreement cannot be consummated or the shareholders' meeting described above shall not be consummated by December 1, 2000, for any reason related to the conduct, action or inaction of American Quantum, American Quantum shall pay all of the shareholders of American Motorcycles' fees and costs incurred by American Motorcycle and shall pay to the shareholders of American Motorcycle a fee in the amount of $500,000 and that Murray Smith shall be irrevocably assigned the exclusive right to acquire any of the company's rights acquired, or contracts to be acquired pursuant to the business plan between the parties.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements and Pro Forma Financial Information

                  (i) Such financial statements a pro forma financial information shall be filed within the time required by this Form 8-K.

         (b)      Exhibits:

                  2.1 Agreement dated August 24, 2000 between American Quantum Cycles, Inc., American Motorcycle Company and the shareholders of American Motorcycle Company

                  3.1 Articles of Amendment to the Articles of Incorporation of American Quantum Cycles, Inc. creating series "B" preferred stock.

                  4.1 Articles of Amendment to the Articles of Incorporation of American Quantum Cycles, Inc. creating series "C" preferred stock.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, American Quantum Cycles, Inc. has signed this report.


                                             AMERICAN QUANTUM CYCLES, INC.


                                             By: /s/Richard Hagen
                                                --------------------------
                                             Name:   Richard Hagen
                                             Title:  President

Dated: August ___, 2000.